Exhibit 99.1

Contacts: Lawrence P. Ward, CEO Margaret Torres, CFO 805-239-5200

HERITAGE OAKS BANCORP TO PRESENT AT SANDLER O’NEILL CONFERENCE

Paso Robles, CA - March 1, 2007 — Heritage Oaks Bancorp (NASDAQ: HEOP), parent company of Heritage Oaks Bank, today announced plans to participate in the Inland Empire Banking Panel at the Sandler O’Neill & Partners West Coast Financial Services Conference. Lawrence P. Ward, President and CEO of Heritage Oaks, will present on March 6, 2007, at 7:45 a.m. PST.

The conference, set for March 6 and 7 at the Ritz Carlton in San Francisco, will be available in its entirety, both live and via 30-day replay, at www.sandleroneill.com. In addition, the audio of the conference can be heard by dialing (866) 634-2275.

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank. Heritage Oaks Bank has its headquarters plus one branch office in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton and Morro Bay and three branch offices in Santa Maria. Heritage conducts commercial banking business in San Luis Obispo County and Northern Santa Barbara County. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

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NOTE: Transmitted on Prime Newswire on March 1, 2007, at 3:30 a.m. PST.